Exhibit 4.1

Execution Version

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of May 3, 2021, among Basic Energy Services, Inc. (together with its successors and assigns, the “Company”), each Guarantor under the Indenture referred to below, and UMB Bank, N.A., as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture, dated as of October 2, 2018 (as amended, supplemented, waived or otherwise modified, the “Indenture”), pursuant to which the Company has issued an aggregate principal amount of $347,500,000 of 10.75% of Senior Secured Notes due 2023 of the Company (the “Notes”);

WHEREAS, the Company and the Guarantors intend to enter into the Super Priority Bridge Credit Agreement, providing for borrowings of up to $10,000,000 as to which Liens on the Collateral securing the same shall rank senior to the Liens on the Collateral for the benefit of the Notes;

WHEREAS, certain beneficial owners of the Notes (collectively, the “Consenting Notes Owners”) have delivered one or more consent letters executed by Cede & Co, the registered holder (the “Holder”) of the Notes (collectively, the “Noteholder Consents”), to amend and supplement the Indenture as set forth in Sections 2, 3, 4, 5 and 6 of this Third Supplemental Indenture (collectively, the “Amendments”) on the terms set forth herein;

WHEREAS, subject to certain exceptions, Section 9.2 of the Indenture provides, among other things, that the Indenture and the other Notes Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Majority Requirement”);

WHEREAS, Section 9.2 of the Indenture also provides, among other things, that the Liens on all or substantially all of the Collateral for the benefit of the Holders of the Notes may be released with the consent of the Holders of at least two-thirds of the aggregate principal amount of the Notes then outstanding (the “Super-majority Requirement”);

WHEREAS, Ascribe III Investment LLC (“Ascribe”) has represented that it is the beneficial owner of $81,850,000 of Notes and is an Affiliate of the Company, and, accordingly, Section 12.6 of the Indenture provides that such Notes shall be disregarded and deemed not to be outstanding in determining whether the Holders of the required principal amount of Notes have concurred in consenting to the Amendments;

WHEREAS, the Consenting Notes Owners beneficially own $178,984,000, or 67% of the $265,650,000.00 aggregate principal amount of the issued and outstanding Notes, Cede & Co. has executed the Noteholder Consents in respect of such aggregate principal amount, and accordingly the Holders of an aggregate principal amount of the outstanding Notes satisfying the Majority Requirement and (without conceding that it is applicable to the Amendments) the Super-majority Requirement have duly consented to this Third Supplemental Indenture and the Amendments; and

WHEREAS, pursuant to Section 9.2 of the Indenture, the Trustee, the Collateral Agent, the Guarantors and the Company are authorized to execute and deliver this Third Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Collateral Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Effectiveness; Authorizing Grant. This Third Supplemental Indenture shall become effective, and its provisions shall become operative, immediately upon receipt by the Trustee of this Third Supplemental Indenture executed and delivered by the Company, the Guarantors, the Trustee and the Collateral Agent, and every Holder of Notes shall be bound hereby.

Notwithstanding anything in the Indenture or any other Notes Document to the contrary, (i) the Trustee and the Collateral Agent are hereby authorized, instructed and directed to execute and deliver (A) the Super Priority Intercreditor Agreement and any other Notes Document required by the Super Priority Bridge Credit Agreement or the Super Priority Intercreditor Agreement to be executed and delivered on the closing date of the Super Priority Bridge Credit Agreement and (B) any amendment, supplement or modification to, or joinder to, any Notes Document required or determined by the Company to be advisable in connection with the entry into the Super Priority Bridge Credit Agreement or any Super Priority Security Document, in each case as and to the extent expressed to be a party thereto and whether executed and delivered on the date hereof or any date hereafter, without any further consent of the Holders to any such amendment, modification, supplement or joinder, and (ii) each of the Notes Documents not so amended, supplemented or modified is, automatically and unconditionally, amended, waived, supplemented or modified solely to the extent necessary to not be in conflict with the Super Priority Bridge Credit Agreement, any Super Priority Bridge Security Document and this Third Supplemental Indenture without any further action required by the Trustee, the Collateral Agent or any other Person. In executing and delivering any document under clause (i)(B) above, the Trustee and the Collateral Agent shall receive an Officers’ Certificate and an Opinion of Counsel from the Company, each stating that execution of such amendment, supplement, modification or joinder is permitted by the Indenture (including this Third Supplemental Indenture) and that all conditions precedent under the Indenture (including this Third Supplemental Indenture) and the other Notes Documents to the execution and delivery thereof have been complied with, and the Trustee and the Collateral Agent shall be entitled to and shall rely solely upon such Officers’ Certificate as conclusive evidence of whether execution and delivery of such document is required or advisable.

3.            Amendments to Section 1.1 (Definitions) of the Indenture.

(a)          Section 1.1 of the Indenture is hereby amended by inserting in alphabetical order the following definitions:

“Ascribe” means Ascribe III Investment LLC.

“Bridge Note” means that certain Senior Secured Promissory Note issued by the Company and payable to Ascribe dated as of March 9, 2020.

“Super Priority Agent” means the Administrative Agent as defined in the Super Priority Bridge Credit Agreement.

“Super Priority Bridge Credit Agreement” means the Super Priority Credit Agreement, dated on or about the date hereof, among the Company, the Super Priority Agent, and the Term Loan Lenders party thereto from time to time as the same may be as amended, restated, amended and restated, modified, renewed, extended, increased, refunded, replaced in any manner or refinanced (including through one or more Debt Issuances) in whole or in part from time to time.

“Super Priority Bridge Guarantee Agreement” means the Guaranty, dated on or about the date hereof, among the Guarantors named therein and the Super Priority Agent, as the same may be as amended, restated, amended and restated, modified, renewed, extended, increased, refunded, replaced in any manner or refinanced (including through one or more Debt Issuances) in whole or in part from time to time

“Super Priority Intercreditor Agreement” means the Super Priority Intercreditor Agreement, dated on or about the date hereof, among the Company, the Guarantors from time to time party thereto, the Super Priority Agent, the Collateral Agent and Ascribe as the payee and secured party under the Bridge Note, as the same may be as amended, restated, amended and restated, modified, renewed, extended, increased, refunded, or replaced in any manner in whole or in part from time to time.

“Super Priority Patent Security Agreement” means the Patent Security Agreement Supplement referred to in the Super Priority Security Agreement.

“Super Priority Security Agreement” means among the Security Agreement, dated on or about the date hereof, among the Company, the Debtors (as defined therein) and the Super Priority Agent for the benefit of the holders of the Secured Obligations (as defined therein).

“Super Priority Trademark Security Agreement” means the Trademark Security Agreement Supplement referred to in the Super Priority Security Agreement.

“Super Priority Security Documents” means the Super Priority Security Agreement, the Super Priority Patent Security Agreement, the Super Priority Trademark Security Agreement, the Super Priority Intercreditor Agreement, and all security agreements, pledge agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien (whether or not on Collateral or secured on a basis senior to Priority Lien Debt) in favor of the Super Priority Collateral Agent or notice of such pledge, grant or assignment is given, in each case, as the same may be amended, restated, amended and restated, modified, renewed, extended or replaced in any manner in whole or in part from time to time.

(b)          Section 1.1 of the Indenture is hereby further amended by amending and restating the following definitions as set forth below:

“Notes Documents” means, collectively, this Indenture, the Notes, the Collateral Agency Agreement and the Security Documents, in each case as the same may be amended, restated, supplemented, modified, renewed, extended, replaced or refinanced in any manner in whole or in part from time to time.

“Security Documents” means the Collateral Agency Agreement, the ABL Collateral Rights Agreement (as defined in the Collateral Agency Agreement), the Intercreditor Agreement, the Super Priority Intercreditor Agreement, the Security Agreement and all security agreements, pledge agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent or notice of such pledge, grant or assignment is given, in each case, as the same may be amended, restated, modified, renewed, extended, replaced or refinanced in any manner in whole or in part from time to time.

(c)          Section 1.1 of the Indenture is further amended by deleting the “and” at the end of clause (16) and the “.” at the end of clause (17) of the definition of “Permitted Lien” and adding at the end of such clause (17):

“; and

(18) Liens (whether or not on Collateral or secured on a basis senior to Priority Lien Debt) securing Indebtedness and other Obligations under the Super Priority Bridge Credit Agreement pursuant to the Super Priority Bridge Credit Agreement and any Super Priority Security Document (whether or not such Liens are provided to secure such Indebtedness and other Obligations on the date of the Third Supplemental Indenture or thereafter).

4.            Amendment to Section 3.2 (Limitation on Indebtedness and Preferred Stock) of the Indenture.

Section 3.2(b) of the Indenture is amended by deleting the “and” at the end of clause 3.2(b)(16) and the “.” at the end of clause 3.2(b)(17) and adding at the end of such clause (b)(17):

“; and

(18) the incurrence by the Company or any of its Subsidiaries of Indebtedness under the Super Priority Bridge Credit Agreement in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding under this clause (18) not to exceed $10.0 million (plus, for the avoidance of doubt, the amount of interest that is capitalized and added to the principal amount thereunder).”

5.            Amendment to Section 3.4 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) of the Indenture.

Section 3.4(b) of the Indenture is amended by deleting the “and” at the end of clause 3.4(b)(15) and the “.” at the end of clause 3.4(b)(16) and adding at the end of such clause (b)(16):

“; and

(17) the Super Priority Bridge Credit Agreement or any Super Priority Security Documents and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings thereof or, if entered into pursuant to the Super Priority Bridge Credit Agreement or any Super Priority Security Document, any agreement governing other indebtedness existing on the date hereof.”

6.            Amendment to Section 3.8 (Limitation on Affiliate Transactions) of the Indenture.

The proviso in Section 3.8 of the Indenture is amended by deleting the “and” at the end of clause (12) and the “.” at the end of clause (13) and adding at the end of such clause (13):

“; and

(14) entering into and performance of any agreement, amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing described in Section 3.2(b)(18), and any payment, disposition, action or transaction in respect thereof.”

7.            Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.            Severability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

9.            Ratification of indenture; supplemental indentures part of indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

10.          Counterparts. The parties hereto may sign one or more copies of this Third Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Third Supplemental Indenture and related documentation, and of signature pages thereof, by facsimile, PDF, or DocuSign or other electronic means shall constitute effective execution and delivery of this Third Supplemental Indenture and related documentation as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or DocuSign, in addition to other electronic means, shall be deemed to be their original signatures for all purposes and shall be valid and binding on all parties. UMB Bank, N.A., as Trustee and Collateral Agent, may conclusively rely upon any such signatures in performing its duties hereunder and shall in no instance be liable for any loss or damages resulting from its reliance upon the same.

11.          Effect of Headings. The headings of the Articles and the sections in this Third Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

12.          Incorporation of Indenture. All the provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

13.          The Trustee and the Collateral Agent. Each of the Trustee and the Collateral Agent accepts the Amendments set forth in this Third Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and the Collateral Agent. Without limiting the generality of the foregoing, neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or with respect to (i) any of the recitals or statements contained in this Third Supplemental Indenture, (ii) the proper authorization hereof by the Company or the Guarantors by action or otherwise, (iii) the due execution hereof by the Company or the Guarantors, or (iv) the consequences of any amendment herein provided for, and each of the Trustee and the Collateral Agent makes no representation with respect to any such matters.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

THE COMPANY

BASIC ENERGY SERVICES, INC.

By:	/s/ Keith L. Schilling
	Name:	Keith L. Schilling
	Title:	President and Chief Executive Officer

GUARANTORS

BASIC ENERGY SERVICES LP, LLC
BASIC ENERGY SERVICES GP, LLC
BASIC ENERGY SERVICES, L.P.
TAYLOR INDUSTRIES, LLC
BASIC ESA, INC.
SCH DISPOSAL, L.L.C.
AGUA LIBRE HOLDCO LLC
AGUA LIBRE ASSET CO LLC
AGUA LIBRE MIDSTREAM LLC
C&J WELL SERVICES, INC.
KVS TRANSPORTATION, INC.
INDIGO INJECTION #3, LLC

By:	/s/ Keith L. Schilling
	Name:	Keith L. Schilling
	Title:	President and Chief Executive Officer

[Signature Page to Third Supplemental Indenture]

TRUSTEE

UMB BANK, N.A., as Trustee

By:	/s/ Michael G. Slade
Name: Michael G. Slade
Title: Senior Vice President

COLLATERAL AGENT

UMB BANK, N.A., as Collateral Agent

By:	/s/ Michael G. Slade
Name: Michael G. Slade
Title: Senior Vice President

[Signature Page to Third Supplemental Indenture]